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                                                                    EXHIBIT 10.5

                                 AMENDMENT NO. 4
                                       TO
                       NASTECH PHARMACEUTICAL COMPANY INC.
                            2004 STOCK INCENTIVE PLAN

      Pursuant to the resolutions adopted by the Board of Directors of Nastech Pharmaceutical Company Inc. (the "Company") on June 13, 2006, the following amendments to the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan are hereby adopted effective as of June 13, 2006:

1. Paragraph 1.5(a) is hereby deleted in its entirety and replaced with the following:

            "(a) Aggregate Number Available; Certificate Legends. The total number of shares of common stock of the Company ("Common Stock") with respect to which awards may be granted pursuant to the Plan shall not exceed 2,350,000 shares. Shares issued pursuant to the Plan may be authorized but unissued Common Stock, authorized and issued Common Stock held in the Company's treasury or Common Stock acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares."

2. Paragraph 2.7(a) of the 2004 Plan is hereby deleted in its entirety and replaced with the following:

            "(a) Restricted Stock Grants. The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such transferability, vesting and forfeiture provisions, and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan; provided, however, that any award of restricted shares of Common Stock shall be subject to a graduated, pro-rata vesting schedule of not less than three years which vesting may only be accelerated by the Committee in the case of the recipient's death, disability, retirement, or termination without cause or in the case of a change in control of the Company. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award shall have no rights with respect to such award unless such grantee accepts the award within such period as the Committee shall specify by accepting delivery of a Grant Certificate in such form as the Committee shall determine and, in the event the restricted shares are newly issued by the Company, makes payment to the Company or its exchange agent by certified or official bank check (or the equivalent thereof acceptable to the Company) in an amount at least equal to the par value of the shares covered by the award."